Exhibit 10.5

PRIVIA HEALTH GROUP, INC.

SHAREHOLDER RIGHTS AGREEMENT

Dated as of [●], 2021

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Section 7.12	Severability	18
Section 7.13	No Third-Party Beneficiaries	18
Section 7.14	Recapitalizations; Exchanges, Etc	18
Section 7.15	Counterparts	19

Exhibit A - Form of Registration Rights Agreement

Exhibit B - Form of Director Indemnification Agreement

Annex I - Form of Audit Committee Charter

Annex II - Form of Compensation Committee Charter

Annex III - Form of Nominating and Corporate Governance Committee Charter

Annex IV - Form of Compliance Committee Charter

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SHAREHOLDER RIGHTS AGREEMENT

This SHAREHOLDER RIGHTS AGREEMENT is made as of [●], 2021, by and among Privia Health Group, Inc., a Delaware corporation (together with its successors and assigns, the “Company”), Broad Street Principal Investments, L.L.C., a Delaware limited liability company (“BSPI”), MBD 2013 Holdings, L.P., a Cayman Islands exempted limited partnership (“MBD”), and Bridge Street 2013 Holdings, L.P., a Cayman Islands exempted limited partnership (“Bridge Street” and, together with BSPI, MBD and their respective Permitted Transferees (as defined herein), each a “GS Investor” and, collectively, the “GS Investors”), and Pamplona Capital Partners III, L.P., a Cayman Islands exempted limited partnership (together with its Permitted Transferees hereunder, the “Pamplona Investor” and, together with the GS Investors, each an “Investor” and, collectively, the “Investors”).

WHEREAS, in connection with an initial public offering (the “IPO”) of shares of common stock, par value $0.01 per share, of the Company (the “Shares”), the parties hereto desire to enter into this Agreement to govern certain of their rights, duties and obligations with respect to the Investors’ ownership of Shares after consummation of the IPO.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties mutually agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1    Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, controls, is controlled by or is under common control with such Person. The term “control” (including the terms “controlled by” and “under common control with”) as used with respect to any Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise to control such Person within the meaning of such term as used in Rule 405 under the Securities Act. “Controlled” and “controlling” have meanings correlative to the foregoing. Notwithstanding the foregoing, for purposes hereof, (a) none of the Investors, the Company nor any of their respective Subsidiaries shall be considered Affiliates of any portfolio operating company in which the Investors or any of their investment fund Affiliates have made a debt or equity investment solely as a result of such investment and (b) no Person registered as an investment company under the Investment Company Act of 1940 to whom an Affiliate of any Investor serves as investment adviser shall be considered an Affiliate of such Investor solely as a result of such Affiliate serving as such company’s investment adviser.

“Affiliated” shall have a correlative meaning to the term “Affiliate”.

“Agreement” means this Shareholder Rights Agreement.

“Approved Budget” means, with respect to any given year, the annual budget for the Company Group for such year after giving effect to the Investor approval rights set forth in Section 5.1.

“Beneficial Ownership”, “Beneficial Owner”, “beneficially own” and similar terms have the meanings set forth in Rule 13d-3 under the Exchange Act; provided, however, that no Investor shall be deemed to beneficially own any securities of the Company held by any other Investor solely by virtue of the provisions of this Agreement (other than this definition).

“BHG Holdings” means Brighton Health Group Holdings, LLC, a Delaware limited liability company.

“Board” means the Board of Directors of the Company.

“Bridge Street” has the meaning set forth in the Preamble.

“BSPI” has the meaning set forth in the Preamble.

“Business Day” means any day, other than a Saturday, Sunday or one on which banks are authorized by law to be closed in New York, New York.

“Bylaws” means the Bylaws of the Company as in effect on any date of determination.

“Change in Control” means the occurrence of any of the following events:

(a)    the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any “person” or “group” (as such terms are defined in Section 13(d)(3) of the Exchange Act), other than to any of the Investors or any of their respective Affiliates (collectively, the “Permitted Holders”);

(b)    any person or group, other than the Permitted Holders, is or becomes the Beneficial Owner, directly or indirectly, of more than fifty percent (50%) of the total voting power of the voting stock of the Company (or any entity which controls the Company, or which is a successor to all or substantially all of the assets of the Company), including by way of merger, recapitalization, reorganization, redemption, issuance of capital stock, consolidation, tender or exchange offer or otherwise; or

(c)    a merger of the Company with or into another Person (other than the Permitted Holders) in which the voting stockholders of the Company immediately prior to such merger cease to hold at least fifty percent (50%) of the voting securities of the surviving entity or ultimate parent entity (in each case, including the Company) immediately following such merger; provided that, in each case under clause (a), (b) or (c), no Change in Control shall occur unless the Permitted Holders in such transaction cease to have the ability, without the approval of any Person who is not a Permitted Holder, to elect more directors of the Company (or any resulting entity) than any other stockholder or group of Affiliated stockholders of the Company.

“Charter” means the Certificate of Incorporation of the Company as in effect on any date of determination.

“Chosen Courts” has the meaning set forth in Section 7.4(b).

“Company” has the meaning set forth in the Preamble.

“Company Group” means the Company, each Subsidiary of the Company and each other Person that is controlled directly or indirectly by the Company.

“Coordination Committee” has the meaning set forth in Section 4.2(a).

“Distribution Event” means a distribution of Shares by BHG Holdings to its equityholders following the consummation of the IPO.

“Encumbrance” means any charge, claim, community or other marital property interest, right of first option, right of first refusal, mortgage, pledge, lien or other encumbrance.

“Equity Securities” means (a) any capital stock (including the Shares), partnership interests, limited liability company interests, units or any other type of equity interest, or other indicia of equity ownership (including profits interests) (collectively, “Interests”), (b) any security convertible into or exercisable or exchangeable for, with or without consideration, any Interests (including any option to purchase such convertible security), (c) any security carrying any warrant or right to subscribe to or purchase any security described in clause (a) or clause (b), or (d) any such warrant or right described in clause (c).

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

“First Threshold Date” has the meaning set forth in Section 3.2(a).

“Governmental Authority” means any United States or foreign government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including the SEC, or any other authority, agency, department, board, commission or instrumentality of the United States, any State of the United States or any political subdivision thereof or any foreign jurisdiction, and any court, tribunal or arbitrator(s) of competent jurisdiction, and any United States or foreign governmental or non-governmental self-regulatory organization, agency or authority.

“GS Investors” has the meaning set forth in the Preamble.

“GS Representative” means, initially, BSPI; provided, that upon delivery of written notice to the Company signed by each GS Investor hereunder, the GS Investors may select an alternative GS Investor that is a signatory to this Agreement as the “GS Representative” for purposes of Section 5.1 hereof.

“Indebtedness” means, with respect to any Person, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than trade payables and other similar obligations incurred in the ordinary course of business), (b) all obligations of such Person which are evidenced by notes, bonds, debentures or similar instruments, (c) all obligations of such Person that have been, or should be, in accordance with GAAP, recorded as capital leases, (d) all obligations of such Person that have been, or should be, in accordance with GAAP, recorded as a sale-leaseback transaction or leveraged lease, (e) all obligations of such Person in respect of letters of credit or similar instruments (other than such obligations incurred in the ordinary course of business), and (f) all direct or indirect guarantees (including “keep well” arrangements, support agreements and similar agreements) with respect to the Indebtedness of any other Person referred to in clauses (a) through (e) above.

“Independent” means “independent” as set forth in NASDAQ Rule 5605(a)(2), otherwise in the NASDAQ Rules or in any applicable rules of an exchange on which the securities of the Company are listed and, with respect to the audit committee of the Board, also “independent” as set forth in Rule 10A-3 under the Exchange Act.

“Interests” has the meaning set forth in the definition of “Equity Securities”.

“Investor” has the meaning set forth in the Preamble.

“Investor Director Designee” has the meaning set forth in Section 3.2(a).

“Investor Group” means the GS Investors or the Pamplona Investor, as applicable, together with their respective Permitted Transferees hereunder.

“IPO” has the meaning set forth in the Recitals.

“Law” with respect to any Person, means (a) all provisions of all laws, statutes, ordinances, rules, regulations, permits, certificates or orders of any Governmental Authority applicable to such Person or any of its assets or property or to which such Person or any of its assets or property is subject, including Banking Regulations, and (b) all judgments, injunctions, orders and decrees of any Governmental Authority in proceedings or actions in which such Person is a party or by which it or any of its assets or properties is or may be bound or subject.

“MBD” has the meaning set forth in the Preamble.

“NASDAQ” means the Nasdaq Global Select Market.

“NASDAQ Rules” means the rules and regulations of the Nasdaq Global Select Market.

“Non-Designee Director” has the meaning set forth in Section 3.3.

“Notifying Investor Group” has the meaning set forth in Section 4.3.

“Pamplona Investor” has the meaning set forth in the Preamble.

“Pamplona Representative” means, initially, Pamplona Capital Partners III, L.P.; provided, that upon delivery of written notice to the Company signed by each Pamplona Investor hereunder, the Pamplona Investors may select an alternative Pamplona Investor that is a signatory to this Agreement as the “Pamplona Representative” for purposes of Section 5.1 hereof.

“Permitted Holders” has the meaning set forth in the definition of “Change in Control”.

“Permitted Transferee” means, with respect to any Investor, any Affiliate of such Investor.

“Person” means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, limited liability company, Governmental Authority or any other entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity or organization.

“Registration Rights Agreement” has the meaning set forth in Section 4.1.

“Rule 144” means Rule 144 under the Securities Act.

“SEC” means the United States Securities and Exchange Commission.

“Second Threshold Date” has the meaning set forth in Section 3.2(b).

“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder.

“Shares” has the meaning set forth in the Recitals.

“Subsidiary” means, with respect to any Person, any corporation, partnership, trust, limited liability company or other non-corporate business enterprise in which such Person (or another Subsidiary of such Person) holds shares, stock or other ownership interests representing (a) more than fifty percent (50%) of the voting power of all outstanding shares, stock or ownership interests of such entity, (b) the right to receive more than fifty percent (50%) of the net assets of such entity available for distribution to the holders of outstanding shares, stock or ownership interests upon a liquidation or dissolution of such entity, or (c) a general or managing partnership interest in such entity.

“Third Threshold Date” has the meaning set forth in Section 3.2(c).

“Transfer” means, with respect to any Shares, a direct or indirect transfer (including through one or more transfers), sale, exchange, assignment, pledge, hypothecation or other Encumbrance or other disposition of such Shares, including the grant of an option or other right, whether directly or indirectly, whether voluntarily, involuntarily or by operation of law; provided, that a Transfer shall not include (a) a Distribution Event, or (b) any a direct or indirect transfer (including through one or more transfers), sale, exchange, assignment, pledge, hypothecation or other Encumbrance or other disposition of Shares as a result of a direct or indirect transfer (including through one or more transfers), sale, exchange, assignment, pledge, hypothecation or other Encumbrance or other disposition of an interest in The Goldman Sachs Group, Inc. or the Pamplona Investor, including the grant of an option or other right, whether directly or indirectly, whether voluntarily, involuntarily or by operation of law.

“Transferred,” “Transferring” and “Transferee” shall each have a correlative meaning to the term “Transfer.”

Section 1.2    General Interpretive Principles. The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. References to this Agreement shall include all Exhibits, Schedules and Annexes to this Agreement. References to any statute, rule or regulation refer to such statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of any statute, include any rules and regulations promulgated under the statute) and references to any section of any statute or regulation include any successor to such section. References to any Governmental Authority include any successor to such Governmental Authority. Unless otherwise specified, the terms “hereof,” “herein” and similar terms refer to this Agreement as a whole. For purposes of this Agreement, the words, “include,” “includes” and “including,” when used herein, shall be deemed in each case to be followed by the words “without limitation.” The terms defined in the singular have a comparable meaning when used in the plural, and vice versa. The terms “dollars” and “$” shall mean United States dollars. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1    Representations and Warranties of the Investors. Each Investor, severally and not jointly, hereby represents and warrants to the Company and each other Investor that as of the date hereof:

(a)    This Agreement has been duly authorized, executed, and delivered by such Investor and, assuming the due execution and delivery of this Agreement by the other parties hereto, this Agreement constitutes a valid and binding obligation of such Investor, enforceable against such Investor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar Laws of general applicability relating to or affecting the rights of creditors generally and subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(b)    The execution, delivery, and performance by such Investor of this Agreement and the agreements contemplated hereby and the consummation by such Investor of the transactions contemplated hereby do not and will not, with or without the giving of notice or the passage of time or both: (i) violate the provisions of any Law applicable to such Investor, or (ii) result in any material breach of any terms or conditions of, or constitute a material default under, any contract, agreement or instrument to which such Investor is a party.

Section 2.2    Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor that as of the date hereof:

(a)    This Agreement has been duly authorized, executed, and delivered by the Company and, assuming the due execution and delivery of this Agreement by the other parties hereto, this Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar Laws of general applicability relating to or affecting the rights of creditors generally and subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(b)    The execution, delivery, and performance by the Company of this Agreement and the agreements contemplated hereby and the consummation by the Company of the transactions contemplated hereby do not and will not, with or without the giving of notice or the passage of time or both: (i) violate the provisions of any Law applicable to the Company or its properties or assets, or (ii) result in any material breach of any terms or conditions of, or constitute a material default under, any contract, agreement or instrument to which the Company is a party or by which the Company or its properties or assets are bound.

ARTICLE III

MANAGEMENT

Section 3.1    Board of Directors.

(a)    Upon the consummation of the IPO and subject to Section 3.2 and Section 3.3, the Board shall consist of the following eight (8) members: (i) Shawn Morris, the Chief Executive Officer of the Company, (ii) Jeffrey Bernstein, as the initial Investor Director Designee of the GS Investors, (iii) Will Sherrill, as the initial Investor Director Designee of the Pamplona Investor, and (iv) Jeffrey Butler, David King, Tom McCarthy, Patricia Maryland, and Bill Sullivan as the initial Non-Designee Directors.

(b)    The Company and its Subsidiaries shall reimburse each Investor Director Designee for all reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board or the board of directors (or equivalent governing body) of any of the Company’s Subsidiaries, and any committees of the foregoing, including travel, lodging, and meal expenses, in accordance with the Company’s reimbursement policies in effect from time to time.

(c)    The Company and its Subsidiaries shall obtain customary director and officer indemnity insurance on commercially reasonable terms which insurance shall cover each Investor Director Designee. The Company shall enter into a director indemnification agreement, substantially in the form attached as Exhibit B hereto, with each Investor Director Designee.

Section 3.2    Investor Director Designees.

(a)    During the period from and after the consummation of the IPO until the first date on which an Investor Group ceases to Beneficially Own a number of Shares in the aggregate equal to or in excess of fifteen percent (15%) of the then-outstanding Shares (such date with respect to the GS Investors or the Pamplona Investor, as the case may be, the “First Threshold Date”), such Investor Group shall have the right (but not the obligation) to designate three (3) individuals for election to the Board (any individual designated by an Investor Group, an “Investor Director Designee”); provided, that, for so long as the Board consists of less than nine (9) members and the Company is not deemed to be a “controlled company” for purposes of the NASDAQ Rules, in the event that an Investor Group has elected to designate three (3) Investor Director Designees pursuant to this Section 3.2(a), at least two (2) of such Investor Director Designees of such Investor Group shall meet (i) the applicable director independence requirements set forth in the NASDAQ Rules and the Exchange Act, and (ii) to the extent applicable to each such Investor Director Designee in light of such Investor Director Designee’s prospective Board committee assignment(s), the applicable Board committee composition requirements set forth in the NASDAQ Rules and the Exchange Act, in each case, subject to applicable “phase-in” and other exemptions set forth in the NASDAQ Rules and the Exchange Act which the Company may rely on.

(b)    During the period from and after the First Threshold Date with respect to an Investor Group until the first date on which such Investor Group ceases to Beneficially Own a number of Shares in the aggregate equal to or in excess of ten percent (10%) of the then-outstanding Shares (such date with respect to the GS Investors or the Pamplona Investor, as the case may be, the “Second Threshold Date”), such Investor Group shall have the right (but not the obligation) to designate only two (2) Investor Director Designee; provided, that in the event that an Investor Group has elected to designate two (2) Investor Director Designees pursuant to this Section 3.2(b), at least one such Investor Director Designee of such Investor Group shall meet (i) the applicable director independence requirements set forth in the NASDAQ Rules and the Exchange Act, and (ii) to the extent applicable to such Investor Director Designee in light of such Investor Director Designee’s prospective Board committee assignment(s), the applicable Board committee composition requirements set forth in the NASDAQ Rules and the Exchange Act, in each case, subject to applicable “phase-in” and other exemptions set forth in the NASDAQ Rules and the Exchange Act which the Company may rely on.

(c)    During the period from and after the Second Threshold Date with respect to an Investor Group until the first date on which such Investor Group ceases to Beneficially Own a number of Shares in the aggregate equal to or in excess of five percent (5%) of the then-outstanding Shares (such date with respect to the GS Investors or the Pamplona Investor, as the case may be, the “Third Threshold Date”), such Investor Group shall have the right (but not the obligation) to designate only one (1) Investor Director Designee.

(d)    From and after the Third Threshold Date with respect to an Investor Group, such Investor Group shall have no right to designate any Investor Director Designees hereunder.

(e)    The Company shall include each Investor Director Designee among the Company’s and its directors’ nominees for election to the Board at all of the Company’s applicable annual or special meetings of stockholders (or actions by written consent) at which directors are to be elected, subject to satisfaction of the requirements of Law and the Company’s organizational and governance documents regarding service as a director of the Company.

(f)    Except as provided in Section 3.2(e), if the number of individuals that either the GS Investors or the Pamplona Investor have the right to designate for election to the Board is decreased pursuant to Section 3.2(b), Section 3.2(c) or Section 3.2(d), then the corresponding number of directors designated by such Investor pursuant to the foregoing provisions of this Section 3.2 shall immediately offer to resign from the Board. In the event that any Investor Director Designee offers to tender his or her resignation, the Board shall promptly determine whether to accept such resignation and, if the Board chooses to accept such resignation, the Company and the applicable Investor Group shall be immediately required to take any and all actions necessary or appropriate to cooperate in ensuring the removal of such individual from his or her directorship. Except as provided above, the GS Investors and the Pamplona Investor shall have the sole and exclusive right to immediately remove their respective Investor Director Designees from the Board, as well as the exclusive right to designate the individual to fill vacancies that are created by reason of the death, removal or resignation of such Investor Director Designees.

(g)    To the extent nominated or designated by the GS Investors or the Pamplona Investor, the Company and each of the other Investors shall take all actions necessary and within their control and to the extent permissible by Law to cause the nomination, election, removal or replacement of the Investor Director Designees as provided for herein, including (i) in the case of the Company, soliciting proxies for each Investor Director Designee to the same extent it does so for its other director nominees, and (ii) in the case of the Investors, voting the Shares held by such Investor (whether at a meeting or acting by written consent). No Investor shall take any action with respect to the Company that would be inconsistent with the provisions of this Agreement.

Section 3.3    Non-Designee Directors. Subject to Section 5.1(a)(viii), at all times following the consummation of the IPO, the Board shall include a sufficient number of directors not Affiliated with and not nominated or designated by the Investors or Affiliated with the Company (other than, in each case, in their capacity as directors) who shall be Independent (the “Non-Designee Directors”) in order to permit the Company to satisfy the applicable director independence and Board committee composition requirements set forth in the NASDAQ Rules and the Exchange Act.

Section 3.4    Board Committees. Upon the consummation of the IPO, the Board shall have established the following committees:

(a)    An audit committee having the responsibilities set forth in the Audit Committee Charter attached hereto as Annex I and which shall at all times meet the requirements of NASDAQ Rule 5605(c)(2) and Rule 10A-3 under the Exchange Act.

(b)    A compensation committee having the responsibilities set forth in the Compensation Committee Charter attached hereto as Annex II and which shall at all times meet the requirements of NASDAQ Rule 5605(d)(2) and Rule 10C-1 under the Exchange Act.

(c)    A nominating and corporate governance committee having the responsibilities set forth in the Nominating and Corporate Governance Committee Charter attached hereto as Annex III and which shall at all times meet the requirements of NASDAQ Rule 5605(e).

(d)    A compliance committee having the responsibilities set forth in the Compliance Committee Charter attached hereto as Annex IV.

ARTICLE IV

REGISTRATION RIGHTS; COORDINATION COMMITTEE

Section 4.1    Registration Rights. Effective as of the consummation of the IPO, the Company shall grant to each of the Investors and certain other members of BHG Holdings registration rights in substantially the same form as set forth in the form of Registration Rights Agreement attached as Exhibit A hereto (the “Registration Rights Agreement”).

Section 4.2    Coordination Committee.

(a)    Effective as of the consummation of the IPO, the Investors shall create a coordination committee (the “Coordination Committee”), which shall not be a committee of the Board, and will maintain such committee for so long as this Agreement remains in effect or until disbanded with the written consent of each Investor Group. During the period following the IPO, the Coordination Committee shall facilitate coordination of (i) the exercise of registration rights pursuant to the Registration Rights Agreement, (ii) dispositions of Shares held by the Investors pursuant to Rule 144 as provided in Section 4.2(b), and (iii) following the occurrence of a Distribution Event, any distributions of Shares by any Investor to its investors as provided in Section 4.2(b). The GS Investors and the Pamplona Investor will have the right to designate an equal number of members of the Coordination Committee and shall be permitted to remove and replace such designees, and to fill any vacancies resulting from the death, removal or resignation of any such designee, from time to time. Subject to the terms and conditions of this Section 4.2 set forth above, the procedures governing the conduct of the Coordination Committee shall be established from time to time by the written consent of the Investors.

(b)    Following the consummation of the IPO, an Investor wishing to (i) Transfer any Shares pursuant to Rule 144, (ii) exercise its demand registration rights pursuant to the Registration Rights Agreement, or (iii) distribute any Shares to such Investor’s investors, shall consult with the Coordination Committee prior to taking such action or entering into any definitive agreement with respect to such action, and shall use reasonable efforts to minimize any adverse impact to the other Investors in respect of such Transfer or distribution.

Section 4.3    Certain Notice Requirements. From and after the consummation of the IPO, an Investor Group (for purposes of this Section 4.3, a “Notifying Investor Group”) shall provide the other applicable Investor Group with written notice prior to the time that such Notifying Investor Group acquires, during any twelve (12) month period following the consummation of the IPO, Beneficial Ownership of an aggregate amount of Shares in excess of nine-tenths of a percent (0.90%) of the aggregate amount of issued and outstanding Shares.

ARTICLE V

ADDITIONAL AGREEMENTS OF THE PARTIES

Section 5.1    Certain Investor Approval Rights.

(a)    During the period from and after the consummation of the IPO until the First Threshold Date with respect to an Investor Group, the Company shall not (and shall cause its Subsidiaries not to), take, approve or commit or agree to take any of the following actions without the prior written consent of such Investor Group; provided, that, for purposes of this Section 5.1, the Company shall be entitled to conclusively rely upon a written consent signed by the GS Representative or the Pamplona Representative purporting to consent on behalf of the Investor Group of which it is a part:

(i)    the consummation of any transaction or series of transactions that, whether by merger, amalgamation, business combination, sale of Equity Securities, asset disposition or other means, results in a Change in Control;

(ii)    the adoption or approval of the annual budget of the Company Group;

(iii)    except as otherwise previously approved in an Approved Budget for a given year, (A) any acquisition (whether by merger, consolidation or otherwise) of Equity Securities of, or other investment in, any Person or business (including through an acquisition of assets, operations or business and any joint venture, partnership or similar arrangement) with a value (including any liabilities assumed in connection with such acquisition) in excess of fifteen percent (15%) of the total assets of the Company Group, or (B), any sale, lease, exchange or other disposition of any assets or properties of the Company Group having a value in excess of fifteen percent (15%) of the total assets of the Company Group;

(iv)    the issuance of any Equity Securities of any member of the Company Group, excluding (A) the issuance of any Equity Securities under any equity incentive plan that has been approved by the Board, (B) the issuance of any Equity Securities by (1) wholly owned Subsidiaries of the Company to the Company or another wholly owned Subsidiary of the Company, or (2) joint ventures or non-wholly owned Subsidiaries to the extent that neither the Company nor any of its Subsidiaries has control over such issuance, and (C) the issuance of any Equity Securities with an aggregate issuance or subscription amount, when measured together with the aggregate issuance or subscription amount in respect of all prior issuances of Equity Securities pursuant to this clause (C), that is not greater than $50 million;

(v)    any creation, incurrence, or assumption of Indebtedness by the Company or any of its Subsidiaries that, immediately after such creation, incurrence or assumption, would result in the aggregate Indebtedness of the Company Group exceeding an amount equal to $50 million;

(vi)    any amendment of, or modification to, the Charter or the Bylaws;

(vii)    the entry into any new line of business or any material modification of the scope of any existing line of business of the Company Group;

(viii)    any increase or decrease in the size of the Board;

(ix)    the hiring or termination of the Company’s Chief Executive Officer, Chief Financial Officer or Chief Operating Officer; and

(x)    the entry into any agreement, resolution or commitment with respect to any of the foregoing matters set forth in clauses (i) through (ix) of this Section 5.1(a).

(b)    From and after the First Threshold Date with respect to each Investor Group, the Company’s obligations set forth in Section 5.1(a) shall automatically terminate without the requirement of any further action by any party hereto and the terms and conditions of this Section 5.1 shall cease to be of any further force or effect.

Section 5.2    No Promotion. The Company agrees that it will not (and that the Company will cause its Subsidiaries not to), without the prior written consent of the applicable Affiliate of the GS Investors or the applicable Affiliate of the Pamplona Investor, as the case may be, in each instance, (a) use in advertising, publicity, or otherwise the name of Goldman, Sachs & Co. LLC, Pamplona Capital Management LLP or any of their respective Affiliates, or any partner or employee of any such Affiliates, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by Goldman, Sachs & Co. LLC, Pamplona Capital Management LLP, or any of their respective Affiliates, or (b) represent, directly or indirectly, that any product or any service provided by the Company Group has been approved or endorsed by Goldman, Sachs & Co. LLC, Pamplona Capital Management LLP, or any of their respective Affiliates.

Section 5.3    Exculpation Among Investors. Each Investor acknowledges that it is not relying upon any person, firm or corporation, other than the public information filed by the Company with the SEC relating to its Shares, in making its investment or decision to sell, retain its investment or further invest in the Company. Each Investor agrees that neither such Investor nor the respective controlling persons, officers, directors, partners, agents, or employees of such Investor shall be liable to any other Investor for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares.

Section 5.4    No Fiduciary Duty; Investment Banking Services. The parties hereto acknowledge and agree that nothing in this Agreement shall create a fiduciary duty of Goldman, Sachs & Co. LLC or any of its Affiliates or Pamplona Capital Management LLP or any of its Affiliates to the Company or the Investors. Notwithstanding anything to the contrary herein or any actions or omissions by representatives of Goldman, Sachs & Co. LLC or any of its Affiliates or Pamplona Capital Management LLP or any of its Affiliates in whatever capacity, including as a director, it is understood that none of Goldman, Sachs & Co. LLC or any of its Affiliates or Pamplona Capital Management LLP or any of its Affiliates is acting as a financial advisor, agent or underwriter to the Company or any of its Affiliates or otherwise on behalf of the Company or any of its Affiliates unless retained to provide such services pursuant to a separate written agreement executed by the Company and such other Person.

Section 5.5    Logo of the Company and its Subsidiaries. The Company grants the Investors permission to use the Company’s and its Subsidiaries’ names and logos in the Investors’ or their respective Affiliates’ marketing materials solely to reflect that the Company is, or was, at one time a portfolio company of such Investor. The Investors or their respective Affiliates, as applicable, shall include a trademark attribution notice giving notice of the Company’s or its Subsidiaries’ ownership of its trademarks in the marketing materials in which the Company’s or its Subsidiaries’ names and logos appear.

Section 5.6    In-Kind Distributions. If BHG Holdings or any Investor seeks to effectuate an in-kind distribution of all or part of its Shares to its direct or indirect equityholders, the Company will, subject to applicable lockups pursuant to the Registration Rights Agreement, reasonably cooperate with and assist the Company’s transfer agent, the applicable Investors and each such Investor’s equityholders, as applicable, to facilitate such in-kind distribution in the manner reasonably requested by the applicable Investors, including pursuant to the delivery of instruction letters by the Company or its counsel to the Company’s transfer agent and the delivery of Shares without restrictive legends, to the extent no longer applicable.

ARTICLE VI

ADDITIONAL PARTIES

Section 6.1    Additional Parties. Additional parties, provided they are Permitted Transferees, may be added to and be bound by and receive the benefits afforded by this Agreement upon the signing and delivery of a counterpart of this Agreement by the Company and the acceptance thereof by such additional parties and, to the extent permitted by Section 7.7, amendments may be effected to this Agreement reflecting such rights and obligations, consistent with the terms of this Agreement, of such party as the Company, the Investors and such party may agree.

ARTICLE VII

MISCELLANEOUS

Section 7.1    Freedom to Pursue Opportunities.

(a)    The parties expressly acknowledge and agree that, to the extent permitted by applicable Law: (i) each of the Investors and their respective Affiliates shall, to the fullest extent permissible by Law, have no duty to refrain from directly or indirectly (A) engaging in the same or similar business activities or lines of business in which the Company or any of its Affiliates now engages or proposes to engage or (B) otherwise competing with the Company or any of its Affiliates; (ii) none of the Company, any of its Subsidiaries or any Investor shall have any rights in and to the business ventures of any Investor, its Affiliates, or the income or profits derived therefrom; (iii) each of the Investors and their respective Affiliates may do business with any potential or actual customer or supplier of the Company or any of its Subsidiaries or may employ or otherwise engage any officer or employee of the Company or any of its Subsidiaries; and (iv) in the event that any Investor or its respective Affiliates acquire knowledge of a potential transaction or other matter or business opportunity which may be a corporate opportunity for itself, herself or himself and the Company or any of its Affiliates, such Investor or its respective Affiliates shall, to the fullest extent permitted by applicable Law, have no fiduciary duty or other duty (contractual or otherwise) to communicate, present or offer such transaction or other business opportunity to the Company or any of its Affiliates and, to the fullest extent permitted by applicable Law, shall not be liable to the Company or its stockholders or to any Affiliate of the Company for breach of any fiduciary duty or other duty (contractual or otherwise) as a stockholder, director or officer of the Company solely by reason of the fact that such Investor or its respective Affiliates pursue or acquire such corporate opportunity for itself, herself or himself, offers or directs such corporate opportunity to another Person, or does not present such corporate opportunity to the Company or any of its Affiliates; provided, that this Section 7.1 shall not apply to any directors of the Company or any of its Subsidiaries that are not also Investor Director Designees; provided, further, that any actions taken, directly or indirectly, by any publicly-traded Affiliate (or any of its officers, directors or employees) of an Investor shall not be deemed to be an action taken by such Investor; provided, further, that, with respect to clause (iv) of this Section 7.1(a), the Company does not renounce its interest in any corporate opportunity offered to any director of the Company if such opportunity is expressly offered to such Person solely in his or her capacity as a director or officer of the Company and the provisions of this Section 7.1(a) shall not apply to any such corporate opportunity.

(b)    To the extent permitted by applicable Law, each Investor (for itself and on behalf of the Company) hereby acknowledges and agrees that, (i) in the event of any conflict of interest between the Company or any of its Subsidiaries, on the one hand, and any Investor, on the other hand, such Investor (or the Investor Director Designees appointed by such Investor acting in their capacity as a director) may act in such Investor’s best interest and (ii) no Investor (or the Investor Director Designees appointed by such Investor acting in their capacity as a director), shall be obligated (A) to reveal to the Company or any of its Subsidiaries confidential information belonging to or relating to the business of such Investor, or (B) to recommend or take any action in its capacity as such Investor or Investor Director Designee, as the case may be, that prefers the interest of the Company or any of its Subsidiaries over the interest of such Investor or Investor Director Designee, as the case may be.

Section 7.2    Effective Time. The operative provisions of this Agreement shall become effective upon the consummation of the IPO.

Section 7.3    Entire Agreement. This Agreement, together with the form of Registration Rights Agreement in Exhibit A hereto, and all of the other Exhibits, Annexes and Schedules hereto and thereto, constitute the entire understanding and agreement between the parties as to the matters covered herein and therein and supersede and replace any prior understanding, agreement or statement of intent, in each case, written or oral, of any and every nature with respect thereto between the parties as to the matters covered herein and therein. In the event of any inconsistency between this Agreement and any document executed or delivered to effect the purposes of this Agreement, including, the bylaws of any company, this Agreement shall govern as among the parties hereto.

Section 7.4    Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)    This Agreement shall be construed and enforced in accordance with, and the rights and duties of the parties shall be governed by, the law of the State of Delaware, without regard to principles of conflicts of laws that would result in the application of the law of any other jurisdiction.

(b)    Each party agrees that it will bring any action or proceeding in respect of any claim arising out of this Agreement or the transactions contemplated hereby exclusively in the Court of Chancery of the State of Delaware or, if such court shall not have jurisdiction, another federal or state court of competent jurisdiction located in the State of Delaware (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 7.11.

(c)    EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 7.4(c).

Section 7.5    Obligations; Remedies. The Company and the Investors shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement (including, without limitation, costs of enforcement) and to exercise all other rights existing in their favor. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Accordingly, the parties shall be entitled to specific performance of the terms of this Agreement without the necessity of proving the inadequacy of monetary damages as a remedy, including an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate, and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief. All remedies, either under this Agreement or by Law or otherwise afforded to any party, shall be cumulative and not alternative.

Section 7.6    Consent of the Investors. Subject to the terms and conditions of Section 5.1, if any consent, approval or action of the Investors is required at any time pursuant to this Agreement, such consent, approval or action shall be deemed given if the holders of a majority of the outstanding Shares held by each Investor Group at such time provide such consent, approval or action in writing at such time, unless this Agreement provides for more specific consent requirements of the Investors with respect to such consent, approval or action.

Section 7.7    Amendment and Waiver.

(a)    The terms and provisions of this Agreement may be modified or amended at any time and from time to time only by the written consent of the Company and, for so long as the Third Threshold Date has not occurred with respect to an Investor Group, each Investor forming part of such Investor Group. If reasonably requested by an Investor, the Company agrees to execute and deliver any amendments to this Agreement which the Company in its reasonable discretion concludes are not adverse to Company or its public stockholders to the extent so requested by such Investor in connection with the addition of a Permitted Transferee in accordance with Section 6.1 or a recipient of any newly-issued Shares as a party hereto. Any amendment, modification or waiver effected in accordance with the foregoing shall be effective and binding on the Company and all Investor Parties.

(b)    Any failure by any party at any time to enforce any of the provisions of this Agreement shall not be construed a waiver of such provision or any other provisions hereof.

Section 7.8    Binding Effect. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties’ successors and permitted assigns.

Section 7.9    Termination.

(a)    This Agreement shall automatically terminate as to any Investor Group on the Third Threshold Date with respect to such Investor Group.

(b)    This Agreement shall automatically terminate upon the earlier of (i) all Investors ceasing to be a party to this Agreement in accordance with Section 7.9(a), (ii) a Change in Control; (iii) the written agreement of the Company and the Investors that hold Shares at such time; and (iv) the dissolution or liquidation of the Company. In the event of any termination of this Agreement as provided in this Section 7.9, this Agreement shall forthwith become wholly void and of no further force or effect (except for this Article VII, which shall survive) and there shall be no liability on the part of any parties hereto or their respective Affiliates, except as provided in this Article VII. Notwithstanding the foregoing, no party hereto shall be relieved from liability for any willful breach of this Agreement.

Section 7.10    Non-Recourse. Notwithstanding anything that may be expressed or implied in this Agreement or any document or instrument delivered in connection herewith, and notwithstanding the fact that certain of the Investors may be partnerships or limited liability companies, by its acceptance of the benefits of this Agreement, the Company and each Investor covenant, agree, and acknowledge that no Person (other than the parties hereto) has any obligations hereunder, and that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, general or limited partner or member of any Investor or of any Affiliate or assignee thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any the former, current and future equity holders, controlling persons, directors, officers, employees, agents, Affiliates, members, managers, general or limited partners or assignees of the Investors or any former, current or future equity holders, controlling persons, directors, officers, employees, agents, Affiliates, members, managers, general or limited partners or assignees of any of the foregoing, as such, for any obligation of any Investor under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

Section 7.11    Notices. Any and all notices, designations, offers, acceptances or other communications provided for herein shall be deemed duly given (a) when delivered personally by hand, (b) when sent by email upon confirmation of receipt or (c) one Business Day following the day sent by overnight courier:

if to the Company, to:

Privia Health Group, Inc.

950 N. Glebe Rd., S

Arlington, VA 22203

Attention: Shawn Morris, Chief Executive Officer

Email: [*******]

with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP

450 Lexington Ave.

New York, NY 10017

Attention: Richard Truesdell, Esq,

Email: richard.truesdell@davispolk.com

if to any GS Investor, to:

c/o Goldman, Sachs & Co. LLC

200 West Street

New York, New York 10282-2198

Attention: Jeffrey Bernstein

Email: [*******]

and

c/o Goldman, Sachs & Co. LLC

200 West Street

New York, New York 10282-2198

Attention: Benjamin Haskins, Esq.

Email: Ben.Haskins@gs.com

with a copy (which shall not constitute notice) to:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, NY 10004

Attention: Robert Schwenkel, Esq.; Matthew Soran, Esq.

Email: Robert.Schwenkel@friedfrank.com;

Matthew.Soran@friedfrank.com;

if to the Pamplona Investor, to:

c/o Pamplona Capital Management LLP

667 Madison Avenue, 22nd Floor

New York, NY 10065

Attention: Will Sherrill; William Pruellage

Email: [*******]

with a copy (which shall not constitute written notice) to:

Lowenstein Sandler LLP

1251 Avenue of the Americas, 18th Floor

New York, NY 10020

Attention: Michael Brosse

Email: mbrosse@lowenstein.com

Section 7.12    Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.

Section 7.13    No Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and successors, and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 7.14    Recapitalizations; Exchanges, Etc. The provisions of this Agreement shall apply to the full extent set forth herein with respect to Shares, to any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Shares, by reason of a stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or otherwise.

Section 7.15    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument. Copies of executed counterparts transmitted by telecopy or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 8.15.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be executed on its behalf as of the date first written above.

PRIVIA HEALTH GROUP, INC.

By:
Name:
Title:

[Signature Page to Privia Health Group, Inc. Shareholder Rights Agreement]

BROAD STREET PRINCIPAL INVESTMENTS, L.L.C.

By:
Name:
Title:

MBD 2013 HOLDINGS, L.P.

By: MBD Advisors, L.L.C., its General Partner

By:
Name:
Title:

BRIDGE STREET 2013 HOLDINGS, L.P.

By: Bridge Street Opportunity Advisors, L.L.C., its General Partner

By:
Name:
Title:

[Signature Page to Privia Health Group, Inc. Shareholder Rights Agreement]

PAMPLONA CAPITAL PARTNERS III, L.P.

By: Pamplona Equity Advisors III Ltd., its general partner

By:
Name:
Title:

[Signature Page to Privia Health Group, Inc. Shareholder Rights Agreement]

Exhibit A

Form of Registration Rights Agreement

[Attached]

Exhibit B

Form of Director Indemnification Agreement

[Attached]

Annex I

Form of Audit Committee Charter

[Attached]

Annex II

Form of Compensation Committee Charter

[Attached]

Annex III

Form of Nominating and Corporate Governance Committee Charter

[Attached]

Annex IV

Form of Compliance Committee Charter

[Attached]